Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233567

PROSPECTUS SUPPLEMENT
(to Prospectus dated September 12, 2019)

EDESA BIOTECH, INC.

Up to $9,200,000
Common Shares

We have entered into an Equity Distribution Agreement, or the sales agreement, with RBC Capital Markets, LLC, or RBCCM, relating to our Common Shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Common Shares, having an aggregate offering price of up to $9.2 million from time to time on or after the date of this prospectus supplement through RBCCM as our sales agent .

Our Common Shares trade on the Nasdaq Capital Market under the symbol “EDSA.” The last reported sale price on September 24, 2020 was $7.45 per Common Share.

Sales of our Common Shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. RBCCM is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between RBCCM and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to RBCCM for sales of our Common Shares sold pursuant to the Sales Agreement will be an amount equal to 3.5% of the gross sales price per Common Share sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to RBCCM. In connection with the sale of Common Shares on our behalf, RBCCM may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of RBCCM will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to RBCCM with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Shares held by non-affiliates was $40,714,861, based on 9,608,869 outstanding Common Shares, of which 4,308,451 shares were held by non-affiliates, and a price of $9.45 per share, which was the last reported sale price of our Common Shares on the Nasdaq Capital Market on July 30, 2020.

Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement, we sold securities with an aggregate market value of $4,360,500 pursuant to General Instruction I.B.6. of Form S-3 (excluding the value of the Common Shares sold in this offering). Accordingly, we may sell up to $9,211,121 of Common Shares hereunder.

We are an “emerging growth company” as defined under U.S. federal securities laws and will be subject to reduced public company reporting requirements. See “Implications of Being and Emerging Growth Company.”

Investing in our Common Shares involves risks, including those described in the "Risk Factors" section beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference in this prospectus, and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase our Common Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

RBC CAPITAL MARKETS

The date of this prospectus supplement is September 28, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-233567) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this “shelf” registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $50.0 million.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Common Shares and the distribution of this prospectus supplement outside the United States.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of Common Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the Common Shares. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus. We have not, and RBCCM has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is current as of the date such information is presented, regardless of the time of delivery of this prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” below.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectuses are the property of their respective owners.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Edesa” refer to Edesa Biotech, Inc., a company incorporated pursuant to the laws of the Province of British Columbia, Canada, and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors" beginning on page S-6 of this prospectus supplement and the "Risk Factors" section of our Annual Report on Form 10-KT for the transition period from January 1, 2019 to September 30, 2019, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus and in our filings with the SEC.

Edesa Biotech, Inc.

We are a biopharmaceutical company focused on acquiring, developing and commercializing clinical-stage drugs for inflammatory and immune-related diseases with clear unmet medical needs. Our lead product candidate, EB01, is an sPLA2 inhibitor for the topical treatment of chronic allergic contact dermatitis (ACD), a common, potentially debilitating condition and occupational illness. EB01 employs a novel, non-steroidal mechanism of action and in two clinical studies has demonstrated statistically significant improvement of multiple symptoms in ACD patients. We initiated a Phase 2B clinical study evaluating EB01 for chronic ACD in the fourth calendar quarter of 2019 and are currently enrolling subjects under an Investigational New Drug Application (IND) with the U.S. Food and Drug Administration (FDA).

We also hold exclusive rights to two late-stage monoclonal antibodies, designated as EB05 and EB06, which block certain immune signaling proteins, known as TLR4 and CXCL10. These molecules are associated with a broad range of diseases, including the inflammation associated with infectious diseases. Due to the COVID-19 global health emergency, we have prioritized the development of EB05 as a potential treatment for acute respiratory distress syndrome (ARDS) resulting from COVID-19 and other conditions. EB05 has previously demonstrated efficacy in blocking TLR4 signaling in two previous clinical studies. We have filed provisional patents for use of our monoclonal drug candidates in ARDS and have sought government grants to expedite clinical studies. In June 2020, we received approval from Health Canada to initiate a Phase 2/Phase 3 clinical study of EB05 as a potential treatment for hospitalized COVID-19 patients. As of September 28, 2020, our IND for EB05 is under review by the FDA. Unless we receive comments from the FDA, we expect to be in a position to commence the U.S. portion of our EB05 study by the end of October, 2020.

In addition to our current programs, we intend to expand the utility of our sPLA2 inhibitor technology, which forms the basis for EB01, across other indications, such as hemorrhoids disease (HD). We also believe that based on their mechanism of action and role in key immune signaling pathways, our monoclonal antibody drug candidates have potential therapeutic benefits in other disease indications.

Competitive Strengths

We believe that we possess a number of competitive strengths that position us to become a leading biopharmaceutical company focused on inflammatory and immune-related diseases, including:

●
Novel pipeline addressing large underserved markets. Our product candidates include novel clinical-stage compounds and antibodies that have significant scientific rationale for effectiveness. By initially targeting large markets that have significant unmet medical needs, we believe that we can drive adoption of new products and improve our competitive position. For example, we believe that the novel, non-steroidal mode of action of EB01 and EB02 will be appealing alternatives for managing the symptoms of ACD and HD. These diseases impact millions of people in the United States and Canada, and can have significant effects on patients’ quality of life and, in the case of many chronic ACD patients and their employers, significant workplace-related costs and limitations.

●
Intellectual property protection and market exclusivity. We have opportunities to develop our competitive position through patents, trade secrets, technical know-how and continuing technological innovation. We have exclusive license rights in our target indications to multiple patents and pending patent applications in the United States and in various foreign jurisdictions. In addition to patent protection, we intend to utilize trade secrets and market exclusivity afforded to a New Chemical Entity, where applicable, to enhance or maintain our competitive position.

●
Experienced management and drug development capabilities. Our leadership team possesses core capabilities in dermatology, infectious diseases, gastrointestinal medicine, drug development and commercialization, chemistry, manufacturing and controls, and finance. Our founder, Chief Executive Officer, Pardeep Nijhawan, MD, FRCPC, AGAF, is a board-certified gastroenterologist and hepatologist with a successful track record of building life science businesses, including Medical Futures, Inc., which was sold to Tribute Pharmaceuticals in 2015. In addition to our internal capabilities, we have also established a network of key opinion leaders, contract research organizations, contract manufacturing organizations and consultants. As a result, we believe we are well positioned to efficiently develop novel treatments for inflammatory and immune-related diseases.

Our business strategy is to develop and commercialize innovative drug products that address unmet medical needs for large, underserved markets where there is limited competition. Key elements of our strategy include:

●
Establish EB01 as the leading treatment for chronic ACD. Our primary goal is to obtain regulatory approval for EB01 and commercialize EB01 for use in the treatment of ACD. Based on promising early clinical trial results in which patients treated with EB01 experienced statistically significant improvements of their symptoms with minimal side effects, we initiated a Phase 2B clinical study evaluating EB01 under an IND in the United States.

●
Rapidly develop novel therapies for hospitalized COVID-19 patients. We intend to apply our expertise in immune modulation and inflammation therapies and clinical trial management to rapidly develop a treatment for ARDS, subject to funding and regulatory approval. With a favorable safety profile in two clinical studies (>120 subjects), drug product available, our Clinical Trial Application approved in Canada and an IND filed in the U.S, we believe can rapidly implement these activities amid the global health crisis. Subject to funding and regulatory approval, we plan to conduct Phase 2/Phase 3 clinical trials of EB05 in hospitalized COVID-19 patients.

●
Selectively targeting additional indications within the areas of dermatology and gastroenterology. In addition to our ACD program, we plan to efficiently generate proof-of-concept data for other programs where the inhibition of sPLA2 activity may have a therapeutic benefit. For example, in August 2019, we received a No Objection Letter from Health Canada enabling us to begin a proof-of-concept clinical study of EB02, an sPLA2 inhibitor, as a potential treatment for patients with HD. In light of our recent focus on the development of EB05 as a potential treatment for ARDS resulting from COVID-19 and other conditions, we have deprioritized the initiation of this study.

●
In-license promising product candidates. We are applying our cost-effective development approach to advance and expand our pipeline. Our current product candidates are in-licensed from academic institutions or other biopharmaceutical companies, and, from time to time, we plan to identify, evaluate and potentially obtain rights to and develop additional assets. Our objective is to maintain a well-balanced portfolio with product candidates across various stages of development. In general, we seek to identify product candidates and technology that represent a novel therapeutic approach, are supported by compelling science, target an unmet medical need, and provide a meaningful commercial opportunity. We do not currently intend to invest significant capital in basic research, which can be expensive and time-consuming.

●
Capture the full commercial potential of our product candidates. If our product candidates are successfully developed and approved, we may build commercial infrastructure capable of directly marketing the products in North America and potentially other major geographies of strategic interest. We also plan to evaluate strategic licensing arrangements with pharmaceutical companies for the commercialization of our drugs, where applicable, such as in territories where a partner may contribute additional resources, infrastructure and expertise.

Corporate Information

We were incorporated in Canada in 2007 and we operate through our wholly-owned subsidiaries, Edesa Biotech Research, Inc., an Ontario corporation incorporated in 2015, formerly known as Edesa Biotech Inc., which we acquired on June 7, 2019, and Stellar Biotechnologies, Inc., a California corporation organized September 9, 1999, and acquired on April 12, 2010. Our Common Shares are traded on the Nasdaq Capital Market under the symbol “EDSA”. Our executive offices are located at 100 Spy Court, Markham, Ontario L3R 5H6 Canada and our telephone number at this location is (289) 800-9600. Our website address is www.edesabiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Our trademarks and trade names include, but may not be limited to, “Edesa Biotech,” and the Edesa logo.

The Offering
Common Shares offered by us	Common Shares having an aggregate offering price of up to $9.2 million.

Common Shares to be outstanding after this offering
Up to 10,843,768 shares, assuming sales at a price of $7.45 per share, which was the closing price on the Nasdaq Capital Market on September 24, 2020. The actual number of shares issued will vary depending on the sales price under this offering. In addition, as there is no minimum offering amount required as a condition to close this offering, the actual number of shares that may be sold is not determinable at this time. See "Dilution" beginning on page S-8.

Manner of offering	“At-the-market” offering that may be made from time to time, if at all, through our sales agent, RBCCM. See “Plan of Distribution” on page S-16.

Use of Proceeds
We currently anticipate that the net proceeds from the sale of our Common Shares will be used for general corporate purposes, which may include working capital, capital expenditures and research and development expenses. See “Use of Proceeds” on page S-7.

Dividend Policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividends”.

Risk Factors
See “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to purchase Common Shares.

Nasdaq Capital Market symbol	EDSA

The number of our Common Shares to be outstanding after the offering is based on 9,608,869 of our Common Shares outstanding as of September 24, 2020 and excludes:

●
661,437 of our Common Shares issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $3.20 per share; and

●
487,260 of our Common Shares available for issuance or future grant pursuant to our equity incentive plan; and

●
998,971 of our Common Shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.92 per share; and

●
Common Shares issuable upon conversion of 250 outstanding Series A-1 Convertible Preferred Shares valued at $2.5 million (the “Series A-1 Shares). Subject to certain exceptions and adjustments for share splits, each Series A-1 Share is convertible six months after its date of issuance into a number of Common Shares calculated by dividing (i) the sum of the stated value of such Series A-1 Share plus a return equal to 3% of the stated value of such Series A-1 Share per annum (collectively, the “Preferred Amount”) by (ii) a fixed conversion price of $2.26.

Except as otherwise indicated, the information in this prospectus supplement is as of September 28, 2020, and assumes no exercise of options or exercise of warrants or the conversion of other securities described above.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●
not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act;
●
reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
●
exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until September 30, 2021. However, if certain events occur prior to September 30, 2021, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before such date.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our Common Shares involves a high degree of risk. Investors should carefully consider the risks described in the filings incorporated by reference in this prospectus supplement and accompanying prospectus, including our Annual Report on Form 10-KT for the transition period from January 1, 2019 to September 30, 2019, and our Current Report on Form 8-K filed with the SEC on September 28, 2020, before deciding whether to invest in our securities. We expect to update the risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement. The risks described in our filings incorporated by reference are not the only ones we face. Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. In such case, the trading price of our Common Shares could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement, accompanying prospectus and in the documents incorporated by reference as a result of different factors, including the risks we face described in the filings incorporated by reference.

Risks Related to this Offering

Resales of our Common Shares in the public market during this offering by our shareholders may cause the market price of our Common Shares to fall.

We may issue Common Shares from time to time in connection with this offering. This issuance from time to time of these new Common Shares, or our ability to issue these Common Shares in this offering, could result in resales of our Common Shares by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Shares.

Purchasers will experience immediate dilution in the book value per Common Share purchased in the offering.

The expected offering price of our Common Shares will be substantially higher than the net tangible book value per share of our outstanding Common Shares. As a result, based on our capitalization as of June 30, 2020, investors purchasing shares in this offering would incur immediate dilution of $6.06 per Common Share purchased, based on an assumed public offering price of our Common Shares of $7.45 per share, the last reported sale price of our Common Shares on September 24, 2020. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-7. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

If we raise additional capital in the future, your ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our Common Shares to decline, or require us to issue shares at a price that is lower than that paid by holders of our Common Shares in the past, which would result in those newly issued shares being dilutive. In addition, the price per share at which we sell additional Common Shares, or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.  If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common shareholder, which could impair the value of our Common Shares.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our share price.

The exercise of our outstanding options and warrants may adversely affect our share price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. The exercise of outstanding options and warrants, or any future issuance of additional Common Shares or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our Common Shares, may result in significant dilution to our shareholders and may decrease our share price.

Because we do not currently intend to declare cash dividends on our Common Shares in the foreseeable future, shareholders must rely on appreciation of the value of our Common Shares for any return on their investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our Common Shares will be your sole source of gain with respect to your investment for the foreseeable future.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward looking statements. These forward looking statements include, but are not limited to, those concerning the following:

●
our ability to fund our planned operations and implement our business plan;
●
the scope, number, progress, duration, cost, results and timing of clinical trials and nonclinical studies of our current or future product candidates;
●
our ability to raise sufficient funds to support the development and potential commercialization of our product candidates;
●
the impact of the coronavirus, or COVID-19, pandemic on our worldwide operations and those of our business partners;
●
the impact of new and modified regulatory policies by federal regulatory authorities during the COVID-19 public health emergency;
●
delays in our clinical development programs and limited communications with regulatory authorities during the COVID-19 public health emergency;
●
the outcomes and timing of regulatory reviews, approvals or other actions;
●
our ability to obtain marketing approval for our product candidates and otherwise execute our business plan;
●
our ability to establish and maintain licensing, collaboration or similar arrangements on favorable terms and whether and to what extent we retain development or commercialization responsibilities under any new licensing, collaboration or similar arrangement;
●
the success of any other business, product or technology that we acquire or in which we invest;
●
our ability to maintain, expand and defend the scope of our intellectual property portfolio;
●
our ability to manufacture any approved products on commercially reasonable terms;
●
our ability to establish a sales and marketing organization or suitable third-party alternatives for any approved product;
●
the number and characteristics of product candidates and programs that we pursue;
●
our business strategy;
●
the attraction and retention of qualified employees and personnel;
●
future acquisitions or investments in complementary companies or technologies; and
●
our ability to comply with evolving legal standards and regulations pertaining to our industry.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and in our most recent annual report on Form 10-KT, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus supplement. Before deciding to purchase our securities, you should carefully read both this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus also refer to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

USE OF PROCEEDS

We may issue and sell our Common Shares having aggregate sales proceeds of up to $9.2 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with RBCCM as a source of financing.

We intend to use the net proceeds, if any, from the sale of Common Shares offered hereby for working capital and other general corporate purposes. General corporate purposes may include research and development, clinical development of our product candidates, milestone payments related to our licensed technology or product candidates, capital expenditures and further strategic transactions to expand and diversify our product pipeline.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of this offering. Pending the application of the net proceeds for these purposes, we intend to invest the net proceeds in short-term, investment-grade securities.

DIVIDENDS

We have never declared or paid cash dividends on our Common Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our Common Shares in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF SECURITIES

We are offering up to $9.2 million of Common Shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Common Shares are described under the caption “Description of Capital Stock -Common Shares” beginning on page 8 of the accompanying prospectus.

DILUTION

The net tangible book value of our Common Shares as of June 30, 2020 was approximately $5.3 million, or approximately $0.60 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of Common Shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Common Shares in this offering and the net tangible book value per share of our Common Shares immediately afterwards.

After giving effect to the sale by us of Common Shares in the aggregate amount of $9.2 million at an assumed offering price of $7.45 per share, the last reported sale price of our Common Shares on September 24, 2020 on the Nasdaq Capital Market, and after deducting underwriting commissions and estimated offering expenses, our net tangible book value as of June 30, 2020 would have been approximately $14.0 million, or $1.39 per share. This represents an immediate increase in net tangible book value of $0.79 per share to existing shareholders and an immediate dilution of $6.06 per share to new investors purchasing Common Shares in this offering. The following table illustrates this dilution:

Assumed offering price per share		$7.45
Net tangible book value per share as of June 30, 2020	$0.60
Increase per share attributable to new investors after giving effect to the offering	0.79
As adjusted net tangible book value per share after this offering		1.39
Dilution in net tangible book value per share to new investors		$6.06

The table above assumes for illustrative purposes only an aggregate of 1,234,899 of our Common Shares are sold at a price of $7.45 per share, for aggregate gross proceeds of $9.2 million. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, or $8.45 per share, assuming all of our Common Shares in the aggregate amount of $9.2 million is sold at that price, would increase our adjusted net tangible book value per share after the offering to $1.41 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $7.04 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, or $6.45 per share, assuming all of our Common Shares in the aggregate amount of $9.2 million is sold at that price, would increase our adjusted net tangible book value per share after the offering to $1.36 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $5.09 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The foregoing table is based on 8,861,895 of our Common Shares outstanding as of June 30, 2020, and excludes the following:

●
671,677 of our Common Shares issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $3.17 per share; and

●
481,470 of our Common Shares available for issuance or future grant pursuant to our equity incentive plan; and

●
1,741,574 of our Common Shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.66 per share; and

●
Common Shares issuable upon conversion of 250 outstanding Series A-1 Convertible Preferred Shares valued at $2.5 million (the “Series A-1 Shares). Subject to certain exceptions and adjustments for share splits, each Series A-1 Share is convertible six months after its date of issuance into a number of Common Shares calculated by dividing (i) the sum of the stated value of such Series A-1 Share plus a return equal to 3% of the stated value of such Series A-1 Share per annum (collectively, the “Preferred Amount”) by (ii) a fixed conversion price of $2.26.

CERTAIN TAX MATTERS

Certain U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax issues that may be relevant to a U.S. Holder (as defined herein) and non-U.S. Holder (as defined herein), holding and disposing of the Common Shares. Additional tax issues may exist that are not addressed in this discussion and that could affect the U.S. federal income tax treatment of the acquisition, holding and disposition of the Common Shares.

This section is based on the U.S. Tax Code, its legislative history, existing and proposed regulations, published rulings by the United States Internal Revenue Service (IRS) and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis. The discussion applies, unless indicated otherwise, only to U.S. Holders and certain non-U.S. Holders who hold Common Shares as capital assets within the meaning of Section 1221 of the U.S. Tax Code (generally, as property held for investment) and use the U.S. dollar as their functional currency. It does not address special classes of holders that may be subject to different treatment under the U.S. Tax Code, such as:

●
financial institutions, insurance companies, underwriters, real estate investment trusts, or regulated investment companies;
●
controlled foreign corporations or passive foreign investment companies under the U.S. Tax Code;
●
dealers and traders in securities;
●
persons holding Common Shares as part of a hedge, straddle, conversion or other integrated transaction;
●
persons that acquired Common Shares as compensation for services;
●
partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
●
persons liable for the alternative minimum tax;
●
tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;
●
certain U.S. expatriates or former long-term residents of the United States;
●
persons that are required to accelerate the recognition of any item of gross income with respect to the Common Shares as a result of such income being recognized on an applicable financial statement; or
●
persons holding Common Shares that own or are deemed to own 10 per cent or more (by vote or value) of the company’s shares.

United States Federal Income Taxation

As used below, a “U.S. Holder” is a beneficial owner of Common Shares that is, for U.S. federal income tax purposes, (i) a citizen or resident alien individual of the United States, (ii) a corporation (or an entity treated as a corporation) created or organized under the law of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person. For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of Common Shares that is (i) a nonresident alien individual, (ii) a corporation (or an entity treated as a corporation) created or organized in or under the law of a country other than the United States or a political subdivision thereof or (iii) an estate or trust that is not a U.S. Holder. If a partnership (including for this purpose any entity treated as a partnership for U.S. federal tax purposes) is a beneficial owner of Common Shares, the U.S. federal tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of Common Shares that is a partnership and partners in that partnership should consult their own tax advisers regarding the U.S. federal income tax consequences of holding and disposing of Common Shares. We have not sought a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. This discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income taxation (such as estate or gift tax laws), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

This summary is based upon certain understandings and assumptions with respect to the business, assets and holders, including that the company is not, does not expect to become, nor at any time has been a controlled foreign corporation as defined in Section 957 of the U.S. Tax Code (“CFC”). The company believes that it is not and has never been a CFC, and does not expect to become a CFC. In the event that one or more of such understandings and assumptions proves to be inaccurate, the following summary may not apply and material adverse U.S. federal income tax consequences may result to U.S. Holders.

GIVEN THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR SHAREHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Taxation of Dividends

U.S. Holders

In general, subject to the passive foreign investment company (PFIC) rules discussed below, a distribution on the Common Shares will constitute a dividend for U.S. federal income tax purposes to the extent that it is made from the company’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. If a distribution exceeds the current and accumulated earnings and profits of the company, it will generally be treated as a non-taxable reduction of basis to the extent of the U.S. Holder’s tax basis in the Common Shares on which it is paid, and to the extent it exceeds that basis it will be treated as capital gain. The company has not and does not plan to maintain calculations of earnings and profits under U.S. federal income tax principles. Accordingly, it is unlikely that U.S. Holders will be able to establish that a distribution by the company is in excess of its current and accumulated earnings and profits (as computed under U.S. federal income tax principles). Therefore, a U.S. Holder should expect that a distribution by the company will generally be taxable in its entirety as a dividend to U.S. Holders for U.S. federal income tax purposes even though the distribution may be treated in whole or in part as a non-taxable distribution for Canadian tax purposes.

The gross amount of any dividend on the Common Shares (which will include the amount of any Canadian taxes withheld with respect to such dividend) generally will be subject to U.S. federal income tax as foreign source dividend income, and will not be eligible for the corporate dividends received deduction. The amount of a dividend paid in Canadian dollars will be its value in U.S. dollars based on the prevailing spot market exchange rate in effect on the day the U.S. Holder receives the dividend. A U.S. Holder will have a tax basis in any distributed Canadian dollars equal to their U.S. dollar value on the date of receipt, and any gain or loss realized on a subsequent conversion or other disposition of such Canadian dollars generally will be treated as U.S. source ordinary income or loss. If dividends paid in Canadian dollars are converted into U.S. dollars on the date they are received by a U.S. Holder, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

Subject to certain exceptions for short-term and hedged positions, as well as the PFIC rules, a dividend that a non-corporate U.S. Holder receives on the Common Shares will generally be subject to a maximum federal income tax rate of 20% if the dividend is a “qualified dividend.” A dividend on the Common Shares will be a qualified dividend if (i) either (a) the Common Shares are readily tradable on an established market in the United States or (b) we are eligible for the benefits of a comprehensive income tax treaty with the United States that the Secretary of the Treasury determines is satisfactory for purposes of these rules and that includes an exchange of information program, and (ii) we were not, in the year prior to the year the dividend was paid, and are not, in the year the dividend is paid, a PFIC. The Common Shares are listed on the Nasdaq Capital Market, which should be treated as an established securities market in the United States. In any event, the U.S.-Canada Income Convention (the Treaty) satisfies the requirements of clause (i)(b), we are incorporated in and tax resident of Canada and should be entitled to the benefits of the Treaty. Based on our audited financial statements, income tax returns and relevant market and shareholder data, we believe that we likely will not be classified as a PFIC in the September 30, 2019 taxable year. There can be no assurance, however, that the company has not been classified as a PFIC in any prior taxable year or that the company will not be considered to be a PFIC for any particular year in the future because PFIC status is factual in nature, depends upon factors not wholly within the company’s control, generally cannot be determined until the close of the taxable year in question, and is determined annually. Accordingly, no assurance can be made that a dividend paid, if any, would be a “qualified dividend.” In addition, as described in the section below entitled “Passive Foreign Investment Company Rules,” if we were a PFIC in a year while a U.S. Holder held Common Shares, and if the U.S. Holder has not made a qualified electing fund election effective for the first year the U.S. Holder held the Common Shares, such Common Shares remain an interest in a PFIC for all future years or until such an election is made. The IRS takes the position that such rule will apply for purposes of determining whether the Common Shares are an interest in a PFIC in the year a dividend is paid or in the prior year, even if we do not satisfy the tests to be a PFIC in either of those years. Even if dividends on the Common Shares would otherwise be eligible for qualified dividend treatment, in order to qualify for the reduced qualified dividend tax rates, a non-corporate U.S. Holder must hold the Common Shares on which a dividend is paid for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, disregarding for this purpose any period during which the non-corporate U.S. Holder has an option to sell, is under a contractual obligation to sell or has made (and not closed) a short sale of substantially identical stock or securities, is the grantor of an option to buy substantially identical stock or securities or, pursuant to U.S. Treasury regulations, has diminished such holder’s risk of loss by holding one or more other positions with respect to substantially similar or related property. In addition, to qualify for the reduced qualified dividend tax rates, the non-corporate U.S. Holder must not be obligated to make related payments with respect to positions in substantially similar or related property. Payments in lieu of dividends from short sales or other similar transactions will not qualify for the reduced qualified dividend tax rates.

A non-corporate U.S. Holder that receives an extraordinary dividend (generally, any dividend that is in excess of 10% of the holder's adjusted basis in the Common Shares on which the dividend is paid) that is eligible for the reduced qualified dividend rates must treat any loss on the sale of the Common Shares as a long-term capital loss to the extent of the dividend. For purposes of determining the amount of a non-corporate U.S Holder’s deductible investment interest expense, a dividend is treated as investment income only if the non-corporate U.S. Holder elects to treat the dividend as not eligible for the reduced qualified dividend tax rates. Special limitations on foreign tax credits with respect to dividends subject to the reduced qualified dividend tax rates apply to reflect the reduced rates of tax.

The U.S. Treasury has announced its intention to promulgate rules pursuant to which non-corporate U.S. Holders of stock of non-U.S. corporations, and intermediaries through which the stock is held, will be permitted to rely on certifications from issuers to establish that dividends are treated as qualified dividends. Because those procedures have not yet been issued, it is not clear whether we will be able to comply with them.

Non-corporate U.S. Holders of Common Shares are urged to consult their own tax advisers regarding the availability of the reduced qualified dividend tax rates with respect to dividends, if any, received on the Common Shares in the light of their own particular circumstances.

Any Canadian withholding tax imposed on dividends received with respect to the Common Shares will be treated as a foreign income tax eligible for credit against a U.S. Holder’s U.S. federal income tax liability, subject to generally applicable limitations under U.S. federal income tax law. For purposes of computing those limitations under current law, which must be calculated separately for specific categories of income, a dividend generally will constitute foreign source “passive category income” or, in the case of certain holders, “general category income.” A U.S. Holder will be denied a foreign tax credit with respect to Canadian income tax withheld from dividends received with respect to the Common Shares to the extent the U.S. Holder has not held the Common Shares for at least 16 days of the 30-day period beginning on the date which is 15 days before the ex-dividend date or to the extent the U.S. Holder is under an obligation to make related payments with respect to substantially similar or related property. Any days during which a U.S. Holder has substantially diminished its risk of loss on the Common Shares are not counted toward meeting the 16-day holding period required by the statute. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders are urged to consult with their own tax advisers to determine whether and to what extent they will be entitled to foreign tax credits as well as with respect to the determination of the foreign tax credit limitation. Alternatively, any Canadian withholding tax may be taken as a deduction against taxable income, provided the U.S. Holder takes a deduction and not a credit for all foreign income taxes paid or accrued in the same taxable year. In general, special rules will apply to the calculation of foreign tax credits in respect of dividend income that is subject to preferential rates of U.S. federal income tax.

Non-U.S. Holders

A dividend paid to a non-U.S. Holder of the Common Shares will generally not be subject to U.S. federal income tax unless the dividend is effectively connected with the conduct of trade or business by the non-U.S. Holder within the United States (and is attributable to a permanent establishment or fixed base the non-U.S. Holder maintains in the United States if an applicable income tax treaty so requires as a condition for the non-U.S. Holder to be subject to U.S. taxation on a net income basis on income from the Common Shares). A non-U.S. Holder generally will be subject to tax on an effectively connected dividend in the same manner as a U.S. Holder. A corporate non-U.S. Holder under certain circumstances may also be subject to an additional “branch profits tax,” the rate of which may be reduced pursuant to an applicable income tax treaty.

Taxation of Capital Gains

U.S. Holders

Subject to the PFIC rules discussed below, on a sale or other taxable disposition of the Common Shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the U.S. Holder’s adjusted basis in the Common Shares and the amount realized on the sale or other disposition, each determined in U.S. dollars. Such capital gain or loss will be long-term capital gain or loss if at the time of the sale or other taxable disposition the Common Shares have been held for more than one year. In general, any adjusted net capital gain of an individual is subject to a maximum federal income tax rate of 20%, and, if applicable, the tax on net investment income of 3.8% (see Medicare Surtax on Net Investment Income, below). Capital gains recognized by corporate U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income. The deductibility of capital losses is subject to limitations.

Any gain a U.S. Holder recognizes generally will be U.S. source income for U.S. foreign tax credit purposes, and, subject to certain exceptions, any loss will generally be a U.S. source loss. The U.S.—Canada Income Tax Treaty generally allows the taxation on the sale of stock by a US citizen and resident of Canadian stock only in the US. However, Article XIII of that treaty provides several exceptions to that general rule. If a Canadian tax is paid on a sale or other disposition of the Common Shares, the amount realized will include the gross amount of the proceeds of that sale or disposition before deduction of the Canadian tax. The generally applicable limitations under U.S. federal income tax law on crediting foreign income taxes may preclude a U.S. Holder from obtaining a foreign tax credit for any Canadian tax paid on a sale or other disposition of the Common Shares. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders are urged to consult with their own tax advisers regarding the application of such rules. Alternatively, any Canadian tax paid on the sale or other disposition of the Common Shares may be taken as a deduction against taxable income, provided the U.S. Holder takes a deduction and not a credit for all foreign income taxes paid or accrued in the same taxable year.

Non-U.S. Holders

A non-U.S. Holder will not be subject to U.S. federal income tax on gain recognized on a sale or other disposition of Common Shares unless (i) the gain is effectively connected with the conduct of trade or business by the non-U.S. Holder within the United States (and is attributable to a permanent establishment or fixed base the non-U.S. Holder maintains in the United States if an applicable income tax treaty so requires as a condition for the non-U.S. Holder to be subject to U.S. taxation on a net income basis on income from the Common Shares), or (ii) in the case of a non-U.S. Holder who is an individual, the holder is deemed present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions apply. Any effectively connected gain of a corporate non-U.S. Holder may also be subject under certain circumstances to an additional “branch profits tax,” the rate of which may be reduced pursuant to an applicable income tax treaty.

Passive Foreign Investment Company Rules

A special set of U.S. federal income tax rules applies to a foreign corporation that is a PFIC for U.S. federal income tax purposes. As noted above, based on our audited financial statements, income tax returns, and relevant market data, we believe that we likely will not be classified as a PFIC in the September 30, 2019 taxable year. There can be no assurance, however, that the company has not been classified as a PFIC in any prior taxable year or that the company will not be considered to be a PFIC for any particular year in the future because PFIC status is factual in nature, depends upon factors not wholly within the company’s control, generally cannot be determined until the close of the taxable year in question, and is determined annually.

In general, a non-US corporation is a PFIC if in any taxable year either (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the quarterly average value of its assets is attributable to assets that produce or are held to produce “passive income.” In applying these tests, the company generally is treated as holding its proportionate share of the assets and receiving its proportionate share of the income of any other corporation in which the company owns at least 25% by value of the shares. Passive income for this purpose generally includes dividends, interest, royalties, rent and capital gains, but generally does not include certain rents and royalties derived in an active business. Passive assets are those assets that are held for production of passive income or do not produce income at all. Thus, cash will be a passive asset. Interest, including interest on working capital, is treated as passive income for purposes of the income test. Without taking into account the value of its goodwill, more than 50% of the company’s assets by value would be passive so that the company would be a PFIC under the asset test. Based upon its current operations, its goodwill (the value of which is based on our belief of the estimated fair market value of the company in excess of book value) will likely be attributable to its activities that will generate active income and, to such extent, should be treated as an active asset. The determination of whether a foreign corporation is a PFIC is a factual determination made annually and is therefore subject to change. Subject to exceptions pursuant to certain elections that generally require the payment of tax, once stock in a foreign corporation is stock in a PFIC in the hands of a particular shareholder that is a United States person, it remains stock in a PFIC in the hands of that shareholder.

If we are treated as a PFIC, contrary to the tax consequences described in “Taxation of Dividends” and “Taxation of Capital Gains” above, a U.S. Holder that does not make an election described in the succeeding two paragraphs would be subject to special rules with respect to (i) any gain realized on a sale or other disposition of Common Shares (for purposes of these rules, a disposition of Common Shares includes many transactions on which gain or loss is not realized under general U.S. federal income tax rules) and (ii) any “excess distribution” by the company to the U.S. Holder (generally, any distribution during a taxable year in which distributions to the U.S. Holder on the Common Shares exceed 125% of the average annual taxable distributions (whether actual or constructive and whether or not out of earnings and profits) the U.S. Holder received on the Common Shares during the preceding three taxable years or, if shorter, the U.S. Holder’s holding period for the Common Shares). Under those rules, (i) the gain or excess distribution would be allocated ratably over the U.S. Holder’s holding period for the Common Shares, (ii) the amount allocated to the taxable year in which the gain or excess distribution is realized would be taxable as ordinary income in its entirety and not as capital gain, would be ineligible for the reduced qualified dividend rates, and could not be offset by any deductions or losses, and (iii) the amount allocated to each prior year, with certain exceptions, would be subject to tax at the highest tax rate in effect for that year, and the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each of those years.

The special PFIC rules described above will not apply to a U.S. Holder if the U.S. Holder makes a timely election, which remains in effect, to treat the company as a “qualified electing fund” (QEF) in the first taxable year in which the U.S. Holder owns Common Shares and the company is a PFIC and if the company complies with certain requirements. Instead, a shareholder of a QEF generally is currently taxable on a pro rata share of the company’s ordinary earnings and net capital gain as ordinary income and long-term capital gain, respectively. Neither that ordinary income nor any actual dividend from the company would qualify for the 20% maximum federal income tax rate on dividends described above if the company is a PFIC in the taxable year the ordinary income is realized or the dividend is paid or in the preceding taxable year. A QEF election cannot be made unless the company provides U.S. Holders the information and computations needed to report income and gains pursuant to a QEF election. The company expects that it will not provide this information. It is, therefore, likely that U.S. Holders would not be able to make a QEF election in any year the company is a PFIC.

In lieu of a QEF election, a U.S. Holder of stock in a PFIC that is considered marketable stock could elect to mark the stock to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the stock and the U.S. Holder’s adjusted basis in the stock. Losses would be allowed only to the extent of net mark-to-market gain previously included in income by the U.S. Holder under the election for prior taxable years. A U.S. Holder’s adjusted basis in Common Shares will be adjusted to reflect the amounts included or deducted with respect to the mark-to-market election. If the mark-to-market election were made, the rules set forth in the second preceding paragraph would not apply for periods covered by the election. A mark-to-market election will not apply during any later taxable year in which the company does not satisfy the tests to be a PFIC. In general, the Common Shares will be marketable stock if the Common Shares are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter on a national securities exchange that is registered with the SEC or on a designated national market system or on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. Under current law, the mark-to-market election may be available to U.S. Holders of Common Shares because the Common Shares are listed on the Nasdaq Capital Market, which should constitute a qualified exchange for this purpose, although there can be no assurance that the Common Shares will be “regularly traded” for purposes of the mark-to-market election.

If we are treated as a PFIC, each U.S. Holder generally will be required to file a separate annual information return with the IRS with respect to the company (and any lower-tier PFICs). A failure to file this return will suspend the statute of limitations with respect to any tax return, event, or period to which such report relates (potentially including with respect to items that do not relate to a U.S. Holder’s investment in the Common Shares). Given the complexities of the PFIC rules and their potentially adverse tax consequences, U.S. Holders of Common Shares are urged to consult their tax advisers about the PFIC rules.

Medicare Surtax on Net Investment Income

Non-corporate U.S. Holders whose income exceeds certain thresholds generally will be subject to 3.8% surtax on their “net investment income” (which generally includes, among other things, dividends on, and capital gain from the sale or other taxable disposition of, the Common Shares). Absent an election to the contrary, if a QEF election is available and made, QEF inclusions will not be included in net investment income at the time a U.S. Holder includes such amounts in income, but rather will be included at the time distributions are received or gains are recognized. Non-corporate U.S. Holders should consult their own tax advisors regarding the possible effect of such tax on their ownership and disposition of the Common Shares, in particular the applicability of this surtax with respect to a non-corporate U.S. Holder that makes a QEF or mark-to-market election in respect of their Common Shares.

Information Reporting and Backup Withholding

Dividends paid on, and proceeds from the sale or other disposition of, Common Shares to a U.S. Holder generally will be subject to information reporting requirements and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number or otherwise establishes an exemption. The amount of any backup withholding collected from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided certain required information is furnished to the Internal Revenue Service on a timely basis. A non-U.S. Holder generally will be exempt from these information reporting requirements and backup withholding tax but may be required to comply with certain certification and identification procedures in order to establish its eligibility for exemption.

Under U.S. federal income tax law and U.S. Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. U.S. Holders are urged to consult with their own tax advisors concerning such reporting requirements.

Reporting Obligations of Individual Owners of Foreign Financial Assets

Section 6038D of the U.S. Internal Revenue Code generally requires U.S. individuals (and possibly certain entities that have U.S. individual owners) to file IRS Form 8938 if they hold certain “specified foreign financial assets,” the aggregate value of which exceeds $50,000 on the last day of the year or $75,000 at any time during the year. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-US. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. Persons who are required to report foreign financial assets and fail to do so may be subject to substantial penalties.

Foreign Account Tax Compliance Act

Under certain circumstances, the company or its paying agent may be required, pursuant to the Foreign Account Tax Compliance Act and the regulations promulgated thereunder (“FATCA”), to withhold U.S. tax at a rate of 30% on all or a portion of payments of dividends or other corporate distributions to U.S. Holders which are treated as “foreign pass-thru payments” made on or after the date that is two years after the issuance of final treasury regulations providing a definition of foreign pass-thru payments are published, if such payments are not in compliance with FATCA. Such regulations have not yet been issued. The rules regarding FATCA and “foreign pass-thru payments, “including the treatment of proceeds from the disposition of the Ordinary Shares, are not completely clear, and further guidance is expected from the IRS that would clarify how FATCA might apply to dividends or other amounts paid on or with respect to the Common Shares.

Canadian Federal Income Tax Consequences

The following summary of the material Canadian federal income tax consequences is stated in general terms and is not intended to be legal or tax advice to any particular shareholder. Each shareholder or prospective shareholder is urged to consult his or her own tax advisor regarding the tax consequences of his or her purchase, ownership and disposition of Common Shares. The tax consequences to any particular holder of Common Shares will vary according to the status of that holder as an individual, trust, corporation or member of a partnership, the jurisdiction in which that holder is subject to taxation, the place where that holder is resident and, generally, according to that holder’s particular circumstances.

This summary is applicable only to holders who are resident in the United States for income tax purposes, have never been resident in Canada for income tax purposes, deal at arm’s length with the company, hold their Common Shares as capital property and who will not use or hold the Common Shares in carrying on business in Canada. Special rules, which are not discussed in this summary, may apply to a holder that is an insurer carrying on an insurance business in Canada and elsewhere. Such holders should consult their own tax advisors.

This summary is based upon the provisions of the Income Tax Act (Canada) and the regulations thereunder (collectively, the Tax Act or ITA) and the Canada-United States Tax Convention (1980) as amended (the Tax Convention) at the date of this prospectus and the current administrative practices of the Canada Revenue Agency. This summary does not take into account provincial income tax consequences. The comments in this summary that are based on the Tax Convention are applicable to U.S. Holders only if they qualify for benefits under the Tax Convention. Management urges holders to consult their own tax advisor with respect to the income tax consequences applicable to them based on their own particular circumstances.

Non-Resident Holders

The summary below is restricted to the case of a holder (a Holder) of one or more Common Shares who for the purposes of the Tax Act is a non- resident of Canada, holds the Common Shares as capital property and deals at arm’s length with the company.

Dividends

A Holder will be subject to Canadian withholding tax (Part XIII Tax) equal to 25%, or such lower rates as may be available under an applicable tax treaty, of the gross amount of any dividend paid or credited or deemed to be paid or credited to the Holder on the Common Shares. For example, under the Tax Convention, where dividends on the Common Shares are considered to be paid to a Holder that is the beneficial owner of the dividends and is a resident of the United States for the purposes of, and is entitled to all the benefits of, the Tax Convention, the applicable rate of Canadian withholding tax is generally reduced to 15%. The company will be required to withhold the applicable amount of Part XIII Tax from each dividend so paid and remit the withheld amount directly to the Receiver General for Canada for the account of the Holder.

Disposition of Common Shares

A Holder who disposes of Common Shares will not be subject to Canadian tax on any capital gain thereby realized unless the Common Share constituted “taxable Canadian property” as defined by the Tax Act and the Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Holder is resident.

Provided the Common Shares are listed on a “designated stock exchange” (as defined in the Tax Act) (which currently includes the NASDAQ) at the time of disposition, the Common Shares will generally not constitute taxable Canadian property of a Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (a) the Holder, persons with whom the Holder does not deal at arm’s length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Holder or persons who do not deal at arm’s length with the Holder, or any combination of them, owned 25% or more of the issued shares of any class or series of shares of the capital stock of the company, and (b) more than 50% of the fair market value of the Common Shares was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists). Notwithstanding the foregoing, a Common Share may otherwise be deemed to be taxable Canadian property to a Holder for purposes of the Tax Act in particular circumstances.

Holders Resident in the United States

A Holder who is a resident of the United States and realizes a capital gain on a disposition of Common Shares that was taxable Canadian property will, if qualified for benefits under the Tax Convention, generally be exempt from Canadian tax thereon unless (a) more than 50% of the value of the Common Shares is derived from, or from an interest in, real property situated in Canada which generally includes certain Canadian natural resource properties, (b) the Common Shares formed part of the business property of a permanent establishment that the Holder has or had in Canada within the 12 months preceding disposition, or (c) the Holder is an individual who (i) was a resident of Canada at any time within the ten years immediately preceding the disposition, and for a total of 120 months during any period of 20 consecutive years, preceding the disposition, (ii) owned the Common Shares when the individual ceased to be resident in Canada, and (iii) the Common Shares were not subject to a deemed disposition on the Holder’s departure from Canada.

Inclusion in Taxable Income

A Holder who is subject to Canadian tax in respect of a capital gain realized on a disposition of Common Shares must include one half of the capital gain (“taxable capital gain”) in computing the Holder’s taxable income earned in Canada. The Holder may, subject to certain limitations, deduct one half of any capital loss (“allowable capital loss”) arising on a disposition of taxable Canadian property from taxable capital gains realized in the year of disposition in respect of taxable Canadian property and, to the extent not so deductible, from such taxable capital gains of any of the three preceding years or any subsequent year.

Subject to certain exceptions, a non-resident person who disposes of taxable Canadian property must notify the Canada Revenue Agency either before or after the disposition (within ten days of the disposition).

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement, or the sales agreement, with RBCCM, under which we may offer and sell our Common Shares having an aggregate offering price of up to $9.2 million from time to time through RBCCM, acting as sales agent. The sales agreement has been filed as an exhibit to a Current Report on Form 8-K. If authorized by us in writing, RBCCM may also purchase our Common Shares as principal.

Upon delivery of a placement notice to RBCCM and subject to the terms and conditions of the sales agreement, RBCCM may offer and sell our Common Shares by any method permitted by law deemed to be an "at the market offering," as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct RBCCM not to sell our Common Shares if the sales cannot be effected at or above the price designated by us from time to time. We or RBCCM may suspend the offering of our Common Shares upon notice and subject to other conditions.

RBCCM will provide to us written confirmation following the close of trading on the Nasdaq Capital Market each day on which our Common Shares are sold under the sales agreement. Each confirmation will include the number of Common Shares sold on such day, the net proceeds to the Company, and the compensation payable by us to RBCCM with respect to such sales.

We will pay RBCCM commissions for its services in acting as sales agent in the sale of our Common Shares. RBCCM is entitled to compensation at a commission rate of 3.5% of the gross sales price per share sold by RBCCM under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed to reimburse RBCCM for certain of its expenses.

Settlement for sales of our Common Shares will occur on the second business day following the date on which any sales are made, in return for payment of the net proceeds to us. Sales of our Common Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and RBCCM may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

RBCCM will use commercially reasonable efforts, consistent with their sales and trading practices, to solicit offers to purchase our Common Shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of our Common Shares on our behalf, RBCCM may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of RBCCM (and its partners, members, directors, officers, employees and agents) may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to RBCCM against certain liabilities, including civil liabilities under the Securities Act.

The offering of our Common Shares pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. RBCCM and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

RBCCM and its respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us, our subsidiaries and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, RBCCM will not engage in any market-making activities involving our Common Shares while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fasken Martineau DuMoulin, LLP, Toronto, Ontario, Canada and certain other matters related to the laws of the United States will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California. Foley Hoag LLP, Boston, Massachusetts is acting as counsel for RBCCM in connection with certain legal matters relating to the Common Shares offered by this prospectus supplement.

EXPERTS

The balance sheets of Edesa Biotech, Inc. as of September 30, 2019 and December 31, 2018 and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the nine-month period ended September 30, 2019 and year ended December 31, 2018 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended September 30, 2019 have been so incorporated in reliance on the report of MNP LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

You should rely only on the information provided in, and incorporated by reference in, this prospectus supplement and the accompanying prospectus and the registration statement. We have not authorized anyone else to provide you with different information. Our securities are not being offered in any state where the offer is not permitted. The information contained in documents that are incorporated by reference in this prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-37619):

●	Our Annual Transition Report on Form 10-KT for the nine-month period ended September 30, 2019 (filed on December 12, 2019);

●
Our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2019, filed February 13, 2020, for the quarter ended March 31, 2020, filed May 15, 2020, for the quarter ended June 30, 2020, filed August 12, 2020;

●
Our Current Reports on Form 8-K, dated January 6, 2020 (filed on January 6, 2020), dated January 8, 2020 (filed on January 9, 2020), dated March 27, 2020 (filed on March 27, 2020), dated April 17, 2020 (filed on April 23, 2020), dated May 13, 2020 (filed on May 14, 2020) and dated September 28, 2020 (filed on September 28, 2020);

●	Our definitive proxy statement on Schedule 14A dated March 23, 2020 (filed March 23, 2020) as amended by Amendment No. 1 to Schedule 14A (filed on March 24, 2020); and
●
The description of our Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on November 3, 2015, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of this prospectus supplement until the completion or termination of the offering of the securities made by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus supplement, including exhibits to these documents. You should direct any requests for copies to: Investor Relations, Edesa Biotech, Inc., 100 Spy Court, Markham, Ontario L3R 5H6 Canada; telephone number (289) 800-9600.

PROSPECTUS

$50,000,000
Common Shares
Preferred Shares
Warrants
Units

From time to time, Edesa Biotech, Inc. may offer and sell up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer common shares upon conversion of preferred shares, or common shares or preferred shares upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common shares are traded on The Nasdaq Capital Market under the symbol “EDSA.” On August 29, 2019, the last reported sale price of our common shares on The Nasdaq Capital Market was $3.64. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2019       .

______________

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer our common shares and preferred shares and/or warrants to purchase any of such securities, either individually or in combination with other securities in one or more offerings, up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectuses are the property of their respective owners.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Edesa” refer to Edesa Biotech, Inc. and its subsidiaries.

EDESA BIOTECH, INC.

Edesa Biotech, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative drugs for dermatological and gastrointestinal indications with clear unmet medical needs. Our lead product candidate, referred to as “EB01,” is a novel soluble phospholipase A2 (“sPLA2”) inhibitor for the topical treatment of chronic allergic contact dermatitis (“ACD”). EB01 employs a novel mechanism of action and in two clinical studies has demonstrated statistically significant improvement of multiple symptoms in contact dermatitis patients. The company’s IND application for EB01 was accepted by the U.S. Food and Drug Administration (FDA) in November 2018 and we are planning to initiate a Phase 2B clinical study evaluating EB01 in the third calendar quarter of 2019.

We also intend to expand the utility of our sPLA2 inhibitor technology, which forms the basis for EB01, across multiple indications, which could include other inflammatory disorders. For example, “EB02” is a sPLA2 inhibitor for the potential treatment of hemorrhoids, and we are planning to evaluate EB02 in a proof-of-concept study beginning in the second half of 2019. In addition to EB01 and EB02, we have licensed technology to treat other indications and are in discussions with third parties to expand our portfolio with assets to treat other serious skin and gastrointestinal conditions.

Our business strategy is to develop and commercialize innovative drug products that address unmet medical needs for large, underserved markets with limited competition. Key elements of our strategy include:

·
Establish EB01 as the leading treatment for chronic ACD. Our primary goal is to obtain regulatory approval for EB01 and commercialize EB01 for use in the treatment of ACD. The utility of EB01 in treatment of ACD has been demonstrated in two proof of concept clinical studies. Based on these promising clinical trial results, we plan to initiate a Phase 2B clinical study evaluating EB01 for treatment of chronic ACD. We expect the first patient to be enrolled in the study in the third calendar quarter of 2019.

·
Selectively targeting additional indications within the areas of dermatology and gastroenterology. In addition to our ACD program, we plan to efficiently generate proof-of-concept data for other programs where the inhibition of sPLA2 may have a therapeutic benefit. For example, EB02, a therapeutic expansion of EB01, is indicated for hemorrhoids, and we are currently planning to evaluate EB02 in a proof-of-concept study beginning in the second half of 2019. We believe there are other indications where the inhibition of sPLA2 activity may result in clinical benefit to patients.

·
In-license promising product candidates . We are applying our cost-effective development approach to advance and expand our pipeline. The company’s current product candidates are in-licensed from academic institutions or other pharmaceutical companies, and we plan to continue to evaluate and in-license assets and technology that can drive long-term growth potential. Edesa does not currently intend to invest significant capital in basic research, which can be expensive and time-consuming.

·
Capture the full commercial potential of our product candidates. If our product candidates are successfully developed and approved, we may build commercial infrastructure capable of directly marketing the products in North America and potentially other major geographies of strategic interest. We also plans to evaluate strategic licensing arrangements with pharmaceutical companies for the commercialization of our drugs, where applicable, such as in territories where a partner may contribute additional resources, infrastructure and expertise.

We were incorporated in Canada in 2007 and we operate through our wholly-owned subsidiaries, Edesa Biotech Research, Inc., an Ontario corporation incorporated in 2015, formerly known as Edesa Biotech Inc., which we acquired on June 7, 2019, and Stellar Biotechnologies, Inc., a California corporation organized September 9, 1999 and acquired on April 12, 2010. Our common shares are traded on The Nasdaq Capital Market under the symbol “EDSA”. Our executive offices are located at 100 Spy Court, Markham, Ontario L3R 5H6 Canada and our telephone number at this location is (905) 475-1234. Our website address is www.edesabiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Our trademarks and trade names include, but may not be limited to, “Edesa Biotech,” and the Edesa logo.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, including our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2019, and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward looking statements. These forward looking statements include, but are not limited to, those concerning the following:

●
the scope, number, progress, duration, cost, results and timing of clinical trials and nonclinical studies of our current or future product candidates;

●
our ability to raise sufficient funds to support the development and potential commercialization of our product candidates;

●
the outcomes and timing of regulatory reviews, approvals or other actions;

●
our ability to obtain marketing approval for our product candidates and otherwise execute our business plan;

●
our ability to establish and maintain licensing, collaboration or similar arrangements on favorable terms and whether and to what extent we retain development or commercialization responsibilities under any new licensing, collaboration or similar arrangement;

●
the success of any other business, product or technology that we acquire or in which we invest;

●
our ability to maintain, expand and defend the scope of our intellectual property portfolio;

●
our ability to manufacture any approved products on commercially reasonable terms;

●
our ability to establish a sales and marketing organization or suitable third-party alternatives for any approved product;

●
the number and characteristics of product candidates and programs that we pursue;

●
our business strategy;

●
the attraction and retention of qualified employees and personnel;

●
future acquisitions or investments in complementary companies or technologies; and

●
our ability to comply with evolving legal standards and regulations pertaining to our industry.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus. Before deciding to purchase our securities, you should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

THE SECURITIES WE MAY OFFER

We may offer our common shares and preferred shares and/or warrants to purchase any of such securities, either individually or in combination with other securities, with a total value of up to $50,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common shares and/or preferred shares upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●
designation or classification;

●
aggregate offering price;

●
rates and times of payment of dividends, if any;

●
redemption, conversion, exercise, exchange or sinking fund terms, if any;

●
ranking;

●
restrictive covenants, if any;

●
voting or other rights, if any;

●
conversion prices, if any; and

●
important Canadian and/or United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●
the names of those agents or underwriters;

●
applicable fees, discounts and commissions to be paid to them;

●
details regarding over-allotment options, if any; and

●
the net proceeds to us.

Common Shares. We may issue our common shares from time to time. The holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any of our outstanding preferred shares, the holders of our common shares are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets legally available for distribution to shareholders remaining after payment of liabilities and the liquidation preferences of any outstanding preferred shares. Holders of common shares have no preemptive rights and no right to convert their common shares into any other securities. There are no redemption or sinking fund provisions applicable to our common shares. When we issue common shares under this prospectus, the shares will be fully paid and non-assessable. The rights, preferences and privileges of the holders of common shares are subject to, and may be adversely affected by, the rights of the holders of any series of preferred shares which we may designate in the future. In this prospectus, we have summarized certain general features of the common shares under “Description of Capital Stock—Common Shares.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common shares being offered.

Preferred Shares. We may issue preferred shares from time to time, in one or more series. The board of directors has the authority to approve the issuance of any number of preferred shares in one or more series at any time and from time to time, to determine the number of shares constituting any series, and to determine any voting powers, conversion rights, dividend rights, and other designations, preferences, limitations, restrictions and rights relating to such shares without any further prior approval of the shareholders. Convertible preferred shares can be convertible into our common shares or exchangeable for our other securities. Conversion may be mandatory or at a shareholder’s option and would be at prescribed conversion rates. Upon any such issuance, the designations, preferences, limitations, restrictions and rights of any series of preferred shares designated by the board of directors will be set forth in an alteration to the Articles and a further Notice of Alteration to the Notice of Articles of the Company will be filed in accordance with British Columbia law.

If we sell any series of preferred shares under this prospectus, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the alteration to the Articles and a Notice of Alteration to the Notice of Articles of the Company filed in accordance with British Columbia law which shall set forth the designations, preferences, limitations, restrictions and rights of any series of preferred shares designated by the board of directors.

In this prospectus, we have summarized certain general features of the preferred shares under “Description of Capital Stock—Preferred Shares.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered which will contain the terms of the applicable series of preferred shares.

Warrants. We may issue warrants for the purchase of common shares and/or preferred shares in one or more series. We may issue warrants independently or in combination with common shares and/or preferred shares. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units consisting of common shares, preferred shares and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of such units.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including capital expenditures, research and development, and working capital. We may use a portion of our net proceeds to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale or the securities we offer under this prospectus in a prospectus supplement relating to the specific offering or in any related free writing prospectus that we may authorize to be provided to you. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue an unlimited number of common shares and preferred shares, no par value. As of August 29, 2019, there were 7,504,468 common shares outstanding and no preferred shares outstanding.

The following summary description of our capital shares is based on the provisions of our Notice of Articles and Articles. This information is qualified entirely by reference to the applicable provisions of our Articles and the British Columbia Business Corporations Act. For information on how to obtain copies of our Notice of Articles and Articles, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Shares

The holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Our shareholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding preferred shares, the holders of common shares are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred shares. Holders of common shares have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common shares. Common shares outstanding, and to be issued, are, and will be, fully paid and non-assessable. Additional shares of authorized common shares may be issued, as authorized by our board of directors from time to time, without shareholder approval, except as may be required by applicable stock exchange requirements.

Preferred Shares

Pursuant to our Notice of Articles and Articles, and the provisions of the British Columbia Business Corporations Act, our board of directors has the authority, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of The Nasdaq Stock Market), to designate and issue an unlimited number of preferred shares in one of more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Preferred shares, if issued, will be fully paid and non-assessable.

The board of directors’ authority to determine the terms of any such preferred shares include, without limitation: (i) the designation of each series and the number of preferred shares that will constitute each such series; (ii) the dividend rate or amount, if any, for each series; (iii) the price at which, and the terms and conditions on which, the preferred shares of each series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which preferred shares of such series may be converted into shares of other classes or series of shares of the Company, or other securities; and (v) the maturity date, if any, for each such series; but no such special rights or restriction shall contravene any other provision of Part 26 of the Articles of the Company.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a Notice of Alteration to the Notice of Articles of the Company, which will be filed in accordance with British Columbia law and which shall describe the designations, preferences, limitations, restrictions and rights of the series of preferred shares that we are offering before the issuance of that series of preferred shares. This description will include:

●
the title and stated value;

●
the number of shares we are offering;

●
the liquidation preference per share;

●
the purchase price;

●
the rate and amount of dividends (whether cumulative, non-cumulative or partially cumulative), the dates and places of payment thereof;

●
the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium);

●
the conversion or exchange rights;

●
the terms and conditions of any share purchase plan or sinking fund;

●
the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other share of the Company;

●
the voting rights and restrictions, if any;

●
any listing of the preferred shares on any securities exchange or market;

●
whether the preferred shares will be convertible into our common shares, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●
preemptive rights, if any;

●
restrictions on transfer, sale or other assignment, if any;

●
whether interests in the preferred shares will be represented by depositary shares;

●
a discussion of any material Canadian or United States federal income tax considerations applicable to the preferred shares;

●
the relative ranking and preferences of the preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●
any limitations on the issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●
any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred shares.

 The issuance of preferred shares may or may not have a dilutive effect on the voting rights of shareholders owning common shares, depending on the rights and preferences set by the board of directors. Preferred shares may be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. However, except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the board of directors or in connection with convertible preferred shares, the holders of preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company. Section 61 of the British Columbia Business Corporations Act provides that the special rights attached to preferred shares may not be prejudiced or interfered with unless the shareholders holding such class of shares consent to such matter by a special resolution of such holders of preferred shares. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our common shares.

CERTAIN PROVISIONS OF OUR CHARTER DOCUMENTS AND BRITISH COLUMBIA LAW

Anti-takeover Provisions of our Articles of Incorporation

In addition to the board of directors’ ability to issue preferred shares, our Articles, as amended, contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless such takeover or change in control is approved by our board of directors. These provisions include advance notice procedures for shareholder proposals and a supermajority vote requirement for business combinations.

Advance Notice Procedures for Shareholder Proposals

Effective October 31, 2013, our board of directors adopted an advance notice policy (the “Advance Notice Policy”) with immediate effect for the purpose of providing our shareholders, directors and management with a clear framework for nominating our directors in connection with any annual or special meeting of shareholders. The Advance Notice Policy was approved by the shareholders at our annual meeting on February 13, 2014.

Purpose of the Advance Notice Policy. Our directors are committed to: (i) facilitating an orderly and efficient annual general or, where the need arises, special meeting, process; (ii) ensuring that all shareholders receive adequate notice of the director nominations and sufficient information with respect to all nominees; and (iii) allowing shareholders to register an informed vote having been afforded reasonable time for appropriate deliberation. The purpose of the Advance Notice Policy is to provide our shareholders, directors and management with a clear framework for nominating directors. The Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Company for the notice to be in proper written form in order for any director nominee to be eligible for election at any annual or special meeting of shareholders.

Terms of the Advance Notice Policy. The Advance Notice Policy provides that advance notice to the Company must be made in circumstances where nominations of persons for election to our board of directors are made by shareholders of the Company other than pursuant to: (i) a "proposal" made in accordance with Division 7 of Part 5 of the British Columbia Business Corporations Act, or the Act; or (ii) a requisition of the shareholders made in accordance with section 167 of the Act. Among other things, the Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to the secretary of the Company prior to any annual or special meeting of shareholders and sets forth the specific information that a shareholder must include in the written notice to the secretary of the Company for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Policy.

In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

Our board of directors may, in its sole discretion, waive any requirement of the Advance Notice Policy.

Provisions of British Columbia Law Governing Business Combinations

All provinces of Canada have adopted National Instrument 62-104 entitled “Take-Over Bids and Issuer Bids” and related forms to harmonize and consolidate take-over bid and issuer bid regimes nationally (“NI 62-104”). The Canadian Securities Administrators, or CSA, have also issued National Policy 62-203 entitled “Take-Over Bids and Issuer Bids” (the “National Policy”) which contains regulatory guidance on the interpretation and application of NI 62-104 and on the conduct of parties involved in a bid. The National Policy and NI 62-104 are collectively referred to as the “Bid Regime.” The National Policy does not have the force of law, but is an indication by the CSA of what the intentions and desires of the regulators are in the areas covered by their policies. Unlike some regimes where the take-over bid rules are primarily policy-driven, in Canada the regulatory framework for take-over bids is primarily rules-based, which rules are supported by policy.

A “take-over bid” or “bid” is an offer to acquire outstanding voting or equity securities of a class made to any person who is in one of the provinces of Canada or to any securityholder of an offeree issuer whose last address as shown on the books of a target is in such province, where the securities subject to the offer to acquire, together with the securities “beneficially owned” by the offeror, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. For the purposes of the Bid Regime, a security is deemed to be “beneficially owned” by an offeror as of a specific date if the offeror is the beneficial owner of a security convertible into the security within 60 days following that date, or has a right or obligation permitting or requiring the offeror, whether or not on conditions, to acquire beneficial ownership of the security within 60 days by a single transaction or a series of linked transactions. Offerors are also subject to early warning requirements, where an offeror who acquires “beneficial ownership of”, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into, voting or equity securities of any class of a target that, together with the offeror’s securities, would constitute 10% or more of the outstanding securities of that class must promptly publicly issue and file a news release containing certain prescribed information, and, within two business days, file an early warning report containing substantially the same information as is contained in the news release.

In addition, where an offeror is required to file an early warning report or a further report as described and the offeror acquires or disposes of beneficial ownership of, or the power to exercise control or direction over, an additional 2% or more of the outstanding securities of the class, or disposes of beneficial ownership of outstanding securities of the class below 10%, the offeror must issue an additional press release and file a new early warning report. Any material change in a previously filed early warning report also triggers the issuance and filing of a new press release and early warning report. During the period commencing on the occurrence of an event in respect of which an early warning report is required and terminating on the expiry of one business day from the date that the early warning report is filed, the offeror may not acquire or offer to acquire beneficial ownership of any securities of the class in respect of which the early warning report was required to be filed or any securities convertible into securities of that class. This requirement does not apply to an offeror that has beneficial ownership of, or control or direction over, securities that comprise 20% of more of the outstanding securities of the class.

Related party transactions, issuer bids and insider bids are subject to additional regulation that may differ depending on the particular jurisdiction of Canada in which it occurs.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services Inc. located at 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, and its telephone number is 1-800-564-6253. The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on The Nasdaq Capital Market

Our common shares are listed on The Nasdaq Capital Market under the symbol “EDSA.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common shares or preferred shares and may be issued in one or more series. Warrants may be offered independently or in combination with common shares and/or preferred shares offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●
the offering price and aggregate number of warrants offered;

●
the currency for which the warrants may be purchased;

●
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●
in the case of warrants to purchase common shares or preferred shares, the number of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●
the terms of any rights to redeem or call the warrants;

●
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●
the dates on which the right to exercise the warrants will commence and expire;

●
the manner in which the warrant agreements and warrants may be modified;

●
a discussion of material or special Canadian and U.S. federal income tax considerations, if any, of holding or exercising the warrants;

●
the terms of the securities issuable upon exercise of the warrants; and

●
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●
in the case of warrants to purchase common shares or preferred shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of August 29, 2019, there were 48,914 common shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of $11.19 per share. The warrants may be exercised for cash or, under certain circumstances, on a cashless basis, in which case we will deliver, upon exercise, the number of shares with respect to which the warrant is being exercised reduced by a number of shares having a value (as determined in accordance with the terms of the applicable warrant) equal to the aggregate exercise price of the shares with respect to which the warrant is being exercised.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●
the offering price and aggregate number of units offered;

●
the currency for which the units may be purchased;

●
if applicable, the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●
a discussion of material or special Canadian and U.S. federal income tax considerations, if any, of holding the units; and

●
any other specific terms, preferences, rights or limitations of or restrictions on the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common shares, preferred shares or warrant included in each unit, respectively.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the units and any unit agreements will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●
how it handles securities payments and notices;

●
whether it imposes fees or charges;

●
how it would handle a request for the holders’ consent, if ever required;

●
whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●
how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●
if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●
an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●
if we notify any applicable trustee that we wish to terminate that global security; or

●
if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●
at a fixed price or prices, which may be changed;

●
at market prices prevailing at the time of sale;

●
at prices related to such prevailing market prices; or

●
at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●
the name or names of the underwriters, if any;

●
the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●
any over-allotment options under which underwriters may purchase additional securities from us;

●
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●
any public offering price;

●
any discounts or concessions allowed or reallowed or paid to dealers; and

●
any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the common shares on The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

CERTAIN TAX CONSIDERATIONS

Edesa Biotech, Inc. is a British Columbia, Canada corporation. As such, there are important tax considerations to U.S. holders and non-U.S. holders under United States and Canadian federal income taxation. Certain tax considerations are included in our most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2018, on file with the SEC, which is incorporated by reference into this prospectus.

Given the complexity of the tax laws and because the tax consequences to any particular shareholder may be affected by matters not discussed in our Annual Report on Form 10-K, shareholders are urged to consult their own tax advisors with respect to the specific tax consequences of the acquisition, ownership and disposition of our equity securities, including the applicability and effect of state, local and non-U.S. tax laws, as well as U.S. federal tax laws.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of the securities being offered hereby will be passed upon for us by Fasken Martineau DuMoulin, LLP, Toronto, Ontario, Canada and certain other matters will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The balance sheets of Edesa Biotech Research, Inc. (formerly known as Edesa Biotech Inc.) as of December 31, 2018 and 2017, and the related statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows of Edesa Biotech Inc. for each of the two years ended December 31, 2018 and 2017, incorporated by reference in this Registration Statement on Form S-3 have been so incorporated in reliance on the report of MNP LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

            The consolidated financial statements of Stellar Biotechnologies, Inc. incorporated in this Registration Statement on Form S-3 of Edesa Biotech, Inc. (formerly known as Stellar Biotechnologies, Inc.) by reference from Edesa Biotech, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2018 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Internet address is www.edesabiotech.com. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We are also a “reporting issuer” in the Canadian provinces of British Columbia and Alberta. As such, information we file the SEC is also available under our profile at www.SEDAR.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-37619):

●
Our Annual Report on Form 10-K for our fiscal year ended September 30, 2018 (filed on November 30, 2018);

●
Our Quarterly Reports on Form 10-Q for our quarters ended December 31, 2018 (filed on February 5, 2019), March 31, 2019 (filed on May 8, 2019) and June 30, 2019 (filed on August 14, 2019);

●
Our Current Reports on Form 8-K, dated March 7, 2019, 2018 (filed on March 8, 2019); dated May 30, 2019 (filed on May 30, 2019); dated June 7, 2019 (filed on June 10, 2019 and amended on each of June 20, 2019 and August 14, 2019) and August 30, 2019 (filed on August 30, 2019);

●
Our Definitive Proxy Statement filed with the SEC on April 18, 2019; and

●
The description of our common shares contained in Amendment No. 2 to our Registration Statement on Form 20-F/A, filed with the SEC on July 5, 2012, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for copies to: Investor Relations, Edesa Biotech, Inc., 100 Spy Court, Markham, Ontario L3R 5H6 Canada; telephone number (905) 475-1234.

Up to $9.2 Million
Common Shares

________________________________________

PROSPECTUS SUPPLEMENT

September 28, 2020

________________________________________

RBC CAPITAL MARKETS